UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2009

ZOO ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-124829	71-1033391

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067
(Address of principal executive
offices including zip code)

(310) 601-2500

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02           TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On March 30, 2009, that certain Employment Agreement, by and between Susan Kain Jurgensen  and Zoo Publishing, Inc. (f/k/a Destination Software, Inc.) (“Zoo Publishing”), a wholly-owned subsidiary of Zoo Games, Inc. (“Zoo Games”), the registrant’s wholly-owned subsidiary, dated as of December 18, 2007, as subsequently amended on July 16, 2008 (the “Employment Agreement”), was terminated by Zoo Publishing.    Pursuant to the Employment Agreement, Ms. Kain Jurgensen agreed to serve as the President of Zoo Publishing for a term of four years at an initial base salary of $300,000, which increased at a rate of 4% per year during the term of the Employment Agreement.  Ms. Kain Jurgensen was also eligible for certain bonus payments to be made at the discretion of the board of directors of Zoo Games and contingent upon certain performance milestones.  No penalties were incurred in connection with the termination of the Employment Agreement.  The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibits 10.27 and 10.28 to that Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 2008, which is incorporated herein by reference.

Additionally, Susan Kain Jurgensen withdrew that certain Guaranty, by and between Ms. Kain Jurgensen and Transcap Tradefinance LLC, dated as of December 19, 2007, a copy of which is filed as Exhibit 10.56 to that Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 2008, which is incorporated herein by reference.

ITEM 5.02.                                DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective March 30, 2009, Susan Kain Jurgensen was terminated from her position as the President of Zoo Publishing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOO ENTERTAINMENT, INC.

Date: April 3, 2009	By:	/s/ Charles Bentz
Name: Charles Bentz
Title: Chief Financial Officer